Exhibit 3.273

CERTIFICATE OF FORMATION

OF

New ARAMARK LLC

Dated as of May 1, 2006

This Certificate of Formation for New ARAMARK LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-201, et seq.).

1. The name of the limited liability company formed hereby is New ARAMARK LLC (the “Company”).

2. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of New ARAMARK LLC as of the date first above written and submits it for filing in accordance with the Delaware Limited Liability Company Act.

/s/ Douglas Bacon
Name:	Douglas Bacon
Title:	Authorized Person